EXHIBIT 10.25

Certificate of Free-of-Charge Office Premises

Use This is to certify that: Shenzhen Guangyin Building Industrial Co., Ltd. hereby provides the legally leased office premises, namely Unit 1907, Guangyin Building, No. 38 Futian South Road, Futian Street, Futian District, Shenzhen, free of charge to Jiangxi Soft Cloud Technology Co., Ltd. Shenzhen Branch for use. The term of use is from January 1, 2026 to December 31, 2026. The undersigned hereby confirms that the above-mentioned office premises are free from any ownership disputes, and that the Company has the full right to provide such premises to the above-mentioned entity free of charge.

This is to certify the above.

SHENZHEN MERRYEARN MANSION INDUSTRIAL CO., LTD. 深圳广银大厦实业有限公司

Issuing Party (Seal): ____________

Date: 2026 / 1 / 1